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                                                                   EXHIBIT 23.9


               CONSENT OF INDEPENDENT ENGINEERS AND GEOLOGISTS


        We hereby consent to the incorporation by reference of our report entitled "Audit of Evaluation of Oil and Gas Reserves of Pioneer Natural Resources Canada Inc." prepared for Pioneer Natural Resources Canada Inc. dated February 8, 1997 and to all references to our firm included in or made a part of this Registration Statement on Form S-3 of Pioneer Natural Resources Company.


                                        MARTIN PETROLEUM & ASSOCIATES



                                  By:   /s/ John M. Hewitt
                                        -----------------------------
                                        John M. Hewitt, M.A., P.Eng.
                                        Associate Partner


Calgary, Alberta
February 12, 1998